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                         CERTIFICATE OF AMENDMENT OF THE

                         CERTIFICATE OF INCORPORATION OF

                                TIGERA GROUP, INC

                         -------------------------------
                         Pursuant to Section 242 of the
                             General Corporation Law
                         -------------------------------


     THE UNDERSIGNED, the President of Tigera Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     FIRST: Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended so that, as amended, said Article shall be and read as follows:

          "FIRST: The name of this corporation is Connectivity Technologies Inc.

     SECOND: This amendment has been duly adopted by the holders of a majority of the issued and outstanding shares of capital stock of the Corporation in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 4th day of December, 1996.


                                                     /s/ James S. Harrington
                                                     ------------------------
                                                         James S. Harrington
                                                              President